UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2010 (November 15, 2010)

Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Avis Budget Group, Inc. (the “Company”) entered into a purchase agreement on November 15, 2010 with respect to the sale by its wholly-owned subsidiary Avis Budget Car Rental, LLC (“ABCR”) of an additional $200 million aggregate principal amount of 8.25% senior notes due 2019, at an issue price of 101% of par, plus accrued interest from October 15, 2010 (the “New Notes”).  The New Notes constitute a further issuance of, and will form a single series with, the $400 million aggregate principal amount of 8.25% Senior Notes due 2019 that ABCR issued on October 15, 2010 (the “Existing Notes” and, together with the New Notes, the “Notes”).

The New Notes were issued on November 18, 2010 pursuant to the indenture dated as of October 15, 2010 governing the Existing Notes and were issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The New Notes are senior unsecured obligations of ABCR and will be guaranteed on a senior basis by the Company and certain of its domestic subsidiaries.

In connection with the issuance of the New Notes, on November 18, 2010, the Company entered into an amendment to the registration rights agreement dated as of October 15, 2010 relating to the Existing Notes, under which the Company has agreed to use its reasonable best efforts to file with the Securities and Exchange Commission and cause to become effective a registration statement with respect to a registered offer to exchange the Notes for new notes, with terms substantially identical in all material respects to the Notes.

Interest is payable on the New Notes on each January 15 and July 15, commencing January 15, 2011.  The Company may redeem some or all of the New Notes at any time prior to October 15, 2014 at a price equal to 100% of the principal amount of the New Notes redeemed plus accrued and unpaid interest, if any, and an applicable make-whole premium. On or after October 15, 2014, the Company may redeem some or all of the New Notes at redemption prices set forth in the indenture.  In addition, at any time prior to October 15, 2013, the Company may redeem up to 35% of the aggregate principal amount of the New Notes, at a specified redemption price with the net cash proceeds of certain equity offerings.

The purchase agreement contains customary representations, warranties and agreements by the Company. In addition, the Company has agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchasers may be required to make in respect of those liabilities. Furthermore, the Company has agreed with the initial purchasers not to offer or sell any debt securities issued or guaranteed by the Company for a period of 90 days after the date of the purchase agreement without the prior written consent of the representative of the initial purchasers.

As previously disclosed, the indenture contains covenants that, among other things, restrict the ability of ABCR and the ability of certain of its subsidiaries to: incur, assume or guarantee additional indebtedness; pay dividends or redeem or repurchase capital stock; make other restricted payments; incur liens; redeem debt that is junior in right of payment to the Notes; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into mergers or consolidations; and enter into transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications. In addition, in certain circumstances, if ABCR sells assets or experiences certain changes of control, it must offer to purchase the Notes.

The Company intends to use the net proceeds from the offering to partially fund the Company’s proposed acquisition of Dollar Thrifty Automotive Group, Inc. (“Dollar Thrifty”) or to repay outstanding corporate indebtedness, and to pay fees in connection with the offering and other related expenses.

The initial offering of the New Notes and the related guarantees will not be registered under the Securities Act and the New Notes and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the New Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the purchase agreement, a copy of which is filed as Exhibit 10.1 hereto, and the amendment to the registration rights agreement, a copy of which is filed as Exhibit 10.2 hereto, and all of which are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, the anticipated use of the proceeds of the offering, which could be used in connection with a potential transaction with Dollar Thrifty. There is no assurance that Avis Budget will consummate a transaction with Dollar Thrifty. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements include the timing to consummate the potential transaction between Avis Budget and Dollar Thrifty and the ability and timing to obtain required regulatory approvals and financing, Avis Budget’s ability to realize the synergies contemplated by the potential transaction, Avis Budget’s ability to promptly and effectively integrate the businesses of Dollar Thrifty and Avis Budget, and those risks and uncertainties specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report for the period ended September 30, 2010, including under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. Except to the extent required by applicable federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 8.01	Other Events.

On November 15, 2010, the Company issued a press release announcing the pricing of the New Notes, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1
Purchase Agreement, dated as of November 15, 2010, by and among Avis Budget Car Rental, LLC, Avis Budget Finance, Inc., Avis Budget Group, Inc., Avis Budget Holdings, LLC, AB Car Rental Service, Inc., ARACS LLC, Avis Asia and Pacific, Limited, Avis Car Rental Group, LLC, Avis Caribbean, Limited, Avis Enterprises, Inc., Avis Group Holdings, LLC, Avis International, Ltd., Avis Operations, LLC, Avis Rent A Car System, LLC, PF Claims Management, Ltd., PR Holdco, Inc., Wizard Co., Inc., BGI Leasing, Inc., Budget Rent A Car System, Inc., Budget Truck Rental LLC, Runabout, LLC, Wizard Services, Inc. and Citigroup Global Markets Inc. for itself and on behalf of the several initial purchasers.

10.2
Amendment, dated as of November 18, 2010, to the Registration Rights Agreement, dated as of October 15, 2010, among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., the guarantors party thereto, Citigroup Global Markets Inc., and the other initial purchasers party thereto.

99.1	Press Release dated November 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President and Secretary

Date: November 18, 2010

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated November 18, 2010 (November 15, 2010)

EXHIBIT INDEX

Exhibit No.	Description

10.1
Purchase Agreement, dated as of November 15, 2010, by and among Avis Budget Car Rental, LLC, Avis Budget Finance, Inc., Avis Budget Group, Inc., Avis Budget Holdings, LLC, AB Car Rental Service, Inc., ARACS LLC, Avis Asia and Pacific, Limited, Avis Car Rental Group, LLC, Avis Caribbean, Limited, Avis Enterprises, Inc., Avis Group Holdings, LLC, Avis International, Ltd., Avis Operations, LLC, Avis Rent A Car System, LLC, PF Claims Management, Ltd., PR Holdco, Inc., Wizard Co., Inc., BGI Leasing, Inc., Budget Rent A Car System, Inc., Budget Truck Rental LLC, Runabout, LLC, Wizard Services, Inc. and Citigroup Global Markets Inc. for itself and on behalf of the several initial purchasers.

10.2
Amendment, dated as of November 18, 2010, to the Registration Rights Agreement, dated as of October 15, 2010, among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., the guarantors party thereto, Citigroup Global Markets Inc., and the other initial purchasers party thereto.

99.1	Press Release dated November 15, 2010.